Exhibit 10.2

SECOND AMENDED AND RESTATED SERVICES AGREEMENT

THIS SECOND AMENDED AND RESTATED SERVICES AGREEMENT (the “Agreement”) is made as of the 1st day of January 1998, by and among TRUMP CASINO SERVICES, L.L.C., a New Jersey limited liability company (“TCS”), TRUMP PLAZA ASSOCIATES, a New Jersey general partnership (“Plaza Associates”), TRUMP TAJ MAHAL ASSOCIATES, a New Jersey general partnership (“Taj Associates”), TRUMP’S CASTLE ASSOCIATES, L.P., a New Jersey limited partnership (“Castle Associates”), and TRUMP INDIANA, INC., a Delaware corporation (“Trump Indiana”).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, TCS, Plaza Associates and Taj Associates entered into that certain Services Agreement, dated as of July 8, 1996 (the “Original Agreement”), pursuant to which TCS agreed to provide certain management, financial and other functions necessary and incidental to the operations of each of Plaza Associates’ and Taj Associates’ respective casino hotels, together with all other activities and services reasonably necessary to carry out any of the foregoing;

WHEREAS, Plaza Associates and Taj Associates experienced substantial efficiencies and cost savings as a result of the consolidation of certain management, financial and other functions through TCS;

WHEREAS, in order to achieve similar efficiencies and cost savings, Castle Associates entered into that certain Amended and Restated Services Agreement, dated as of October 23, 1996 with TCS, Plaza Associates and Taj Associates (the “Amended Agreement”);

WHEREAS, Trump Indiana now desires to achieve similar efficiencies and cost savings by availing itself of the services of TCS; and

WHEREAS, TCS, Plaza Associates, Taj Associates and Castle Associates desire to amend and restate the Amended Agreement in order to, among other things, include Trump Indiana as a party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Appointment. Each of Plaza Associates, the owner and operator of the Trump Plaza Hotel and Casino and Trump World’s Fair Casino (collectively, “Trump Plaza”), Taj Associates, the owner and operator of the Trump Taj Mahal Casino Resort (the “Taj Mahal”), Castle Associates, the owner and operator of Trump Marina Hotel Casino (“Trump Marina”), and Trump Indiana, the owner and operator of a riverboat casino located at Buffington Harbor on Lake Michigan, Indiana (the “Indiana Riverboat”), hereby appoints TCS to act as provider of the Services to Plaza Associates, Taj Associates, Castle Associates and Trump Indiana, respectively. TCS hereby accepts such appointment and agrees to furnish the Services in accordance with the terms of this Agreement. The parties hereto hereby acknowledge and agree that TCS may provide the Services directly or through any subsidiary of TCS, including, without limitation, Trump Communications, L.L.C., a New Jersey limited liability company, and that for purposes of Section 4 of this Agreement, Services Expenses and Organizational Expenses shall include expenses relating to any subsidiary of TCS.

Section 2. Services to be Provided.

(a) As used herein, the term “Services” shall mean certain management, financial and accounting, purchasing, legal and other functions necessary and incidental to the operations of each of Trump Plaza, the Taj Mahal, Trump Marina and the Indiana Riverboat, together with all other activities and services reasonably necessary to carry out any of the foregoing.

(b) TCS hereby agrees to render such Services to Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana as may be reasonably requested from time to time by Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be. TCS shall provide the Services in the manner and at a level of service consistent in all material respects with those furnished by TCS to Plaza Associates, Taj Associates and Castle Associates, and by Trump Indiana on its own behalf, immediately prior to the date hereof and in conformance with all applicable statutes and regulatory requirements. TCS shall provide the Services in such a manner that (1) neither Plaza Associates, Taj Associates, Castle Associates nor Trump Indiana is unfairly advantaged or discriminated against and (ii) neither Plaza Associates, Taj Associates, Castle Associates nor Trump Indiana realizes a competitive advantage over the other.

(c) In providing the Services hereunder, the management of TCS shall be directed by its Chief Executive Officer and its Operating Committee regarding matters of policy, purpose, responsibility and authority. The Operating Committee of TCS shall be comprised of the Executive Vice President of TCS and the Chief Operating Officers of Plaza Associates, Taj Associates, Castle Associates and Trump Indiana, each of whom shall retain the ability to direct management and employees of TCS regarding administrative matters and daily operations of Trump Plaza, the Taj Mahal, Trump Marina and the Indiana Riverboat, respectively.

(d) In providing the Services hereunder, TCS agrees to procure goods and services on behalf of Plaza Associates, Taj Associates and Castle Associates, giving due regard to the obligations of each with respect to utilizing New Jersey certified minority-owned and women-owned business enterprises, and in procuring goods and services on behalf of Trump Indiana, to give due regard to Trump Indiana’s commitment to utilize Indiana certified minority-owned and women-owned business enterprises.

Section 3. Compensation. Except for payments made in accordance with Section 4 of this Agreement, TCS shall receive no compensation for providing the Services to Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana.

Section 4. Payment of Expenses.

(a) With respect to the Services provided, Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be, shall pay to TCS an amount sufficient to fund all of the costs and expenses incurred by TCS in providing such Services to Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be (“Services Expenses”), including, without limitation, the following;

(1) all payroll and employee benefits and related costs associated with the employees utilized by TCS in providing the Services;

(2) all secretarial, photocopying, telecommunications, office supplies and other support services utilized by TCS in providing the Services;

(3) all reasonable travel, food and lodging expenses incurred by TCS in connection with providing the Services;

(4) all fees and expenses of outside vendors and consultants utilized by TCS in providing the Services;

(5) all overhead and other expenses incurred in the ordinary course of providing the Services to Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana; and

(6) all insurance premiums and all expenses for legal and independent accountants’ services utilized by TCS in providing the Services.

(b) All expenses incurred by TCS which are directly allocable to or are incurred on behalf of Plaza Associates, Taj Associates, Castle Associates or Trump Indiana, as the case may be, shall be paid by Plaza Associates, Taj Associates, Castle Associates or Trump Indiana, as appropriate. In the case of Services which are not directly allocable to or are incurred on behalf of Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, Services Expenses shall be allocated to Trump Indiana proportionately to the ratio of Trump Indiana’s square footage of gaming space to the aggregate square footage of gaming space operated by Plaza Associates, Taj Associates, Castle Associates and Trump Indiana combined. Services Expenses not so allocated to Trump Indiana shall be apportioned equally among Plaza Associates, Taj Associates and Castle Associates.

(c) Services Expenses and Organizational Expenses (as defined) shall be invoiced by TCS to Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be, in such manner and at such times as determined by mutual agreement of the parties hereto. Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be, shall pay such Services Expenses and Organizational Expenses as invoiced promptly upon receipt thereof. Alternatively, accounts may be established with TCS in the name of Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be, for payment in respect of Services Expenses and Organizational Expenses incurred by them.

(d) All organizational expenses incurred by TCS following the date of this Agreement, including, without limitation, fees of the Secretary of State of the State of New Jersey, the Casino Control Commission of the State of New Jersey (the “CCC”), the New Jersey Division of Gaming Enforcement (the “NJDGE”), the Indiana Gaming Commission (the “IGC”), and any other fees or expenses that are or may be required to be paid or incurred in order for

TCS to preserve and keep in full force its existence as a limited liability company (or, in the case of any subsidiary of TCS, the applicable organizational form of such subsidiary) (“Organizational Expenses”) shall be paid by Plaza Associates, Taj Associates, Castle Associates and Trump Indiana, each being individually responsible for 25% of Organizational Expenses; provided that, (i) all Organizational Expenses related to the CCC, the NJDGE or any other governmental authority that regulates gaming in the State of New Jersey (“NJ Gaming Organizational Expenses”) shall be paid by Plaza Associates, Taj Associates and Castle Associates, each being individually responsible for 33-1/3% of NJ Gaming Organizational Expenses and (ii) all Organizational Expenses related to the IGC or any other governmental authority that regulates gaming in the State of Indiana (“Indiana Gaming Organizational Expenses”) shall be paid by Trump Indiana, it being individually responsible for 100% of Indiana Gaming Organizational Expenses.

(e) At the end of each calendar year, TCS, Plaza Associates, Taj Associates, Castle Associates and Trump Indiana shall, based upon the audited financial statements for such prior calendar year, reconcile any overpayments or underpayments which may have occurred during such prior calendar year.

Section 5. Independent Contractor Status.

(a) For all purposes herein, TCS shall be deemed to be an independent contractor of Plaza Associates, Taj Associates, Castle Associates and/or Trump Indiana, as the case may be, and none of the parties hereto shall act, represent or hold itself out as having authority to act as an agent or partner of either of the other parties hereto. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party to this Agreement being individually responsible only for its own obligations as set forth in this Agreement.

(b) Nothing in this Agreement shall in any way limit Plaza Associates, Taj Associates, Castle Associates or Trump Indiana in the ownership and operation of Trump Plaza, the Taj Mahal, Trump Marina or the Indiana Riverboat, respectively, it being hereby acknowledged and agreed that Plaza Associates, Taj Associates, Castle Associates and Trump Indiana are responsible for the entire operation of Trump Plaza, the Taj Mahal, Trump Marina and the Indiana Riverboat, respectively.

Section 6. Term. This Agreement shall be deemed to have commenced on the date hereof and shall continue for a term of ten (10) years unless terminated earlier by any party hereto upon ninety (90) days prior written notice to each of the other parties hereto.

Section 7. Miscellaneous.

(a) Waiver, Amendment. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by TCS, Plaza Associates, Taj Associates, Castle Associates and Trump Indiana.

(b) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by TCS, Plaza Associates, Taj

Associates, Castle Associates or Trump Indiana, without the prior written consent of each of the other parties hereto. Any such attempted assignment without such prior written consent shall be void and of no force or effect. Notwithstanding this Section 7(b), the parties hereto acknowledge and agree that, without the consent of or any further action by the parties hereto, this Agreement shall be deemed assigned by Trump Indiana to any entity that Trump Indiana consolidates with, merges with or into, converts into or transfers all or substantially all of its property and assets to, provided that such entity is a wholly owned subsidiary of Trump Hotels & Casino Resorts Holdings, L.P. (“THCR Holdings”).

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior and contemporaneous agreements and understandings relating to the subject matter hereof. No representation, promise or statement of intention has been made by any party hereto which is not embodied in this Agreement and no party hereto shall be bound by or liable for any alleged representation, promise or statement of intention not set forth herein.

(d) Severability. If any one or more of the provisions of this Agreement or the application of any such provision or provisions to any person or circumstance shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being understood that all of the provisions of this Agreement shall be enforceable to the full extent permitted by law.

(e) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

(g) Gaming Laws. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the laws, rules, regulations or ordinances governing state gaming activities, any administrative rules or regulations promulgated thereunder and any provisions, regulations or approvals required by any state gaming authority, including, without limitation, the CCC, the NJDGE and the IGC. Pursuant to 68 IAC 1-4-1, the IGC shall have the right to subsequently disapprove and cancel this Agreement with respect to Trump Indiana.

(h) Third Party Rights. Nothing in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, Trump Atlantic City Associates, Trump Hotels & Casino Resorts, Inc. and THCR Holdings and each of their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

(i) Limitation on Damages. No party shall be liable to the other parties for any consequential damages resulting from a breach of this Agreement.

(j) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of the parties hereto, and no such agreement may be used to interpret this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

TRUMP CASINO SERVICES, L.L.C.

By:	Trump Atlantic City Corporation, a member

	By:	/s/ NICHOLAS L. RIBIS
	Name:	Nicholas L. Ribis
	Title:	Vice President

TRUMP PLAZA ASSOCIATES

By:	Trump Atlantic City Associates, its managing general partner

By:	Trump Atlantic City Holding, Inc., its managing general partner

	By:	/s/ BARRY CREGAN
	Name:	Barry Cregan
	Title:	President & Chief Operating Officer

TRUMP TAJ MAHAL ASSOCIATES

By:	Trump Atlantic City Associates, its managing general partner

By:	Trump Atlantic City Holding, Inc., its managing general partner

	By:	/s/ RODOLFO E. PRIETO
	Name:	Rodolfo E. Prieto
	Title:	Chief Operating Officer

[Signatures continued on next page]

TRUMP’S CASTLE ASSOCIATES, L.P.

By:	/s/ MARK BROWN
Name:	Mark Brown
Title:	President

TRUMP INDIANA, INC.

By:	/s/ ROBERT M. PICKUS
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary